SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of
1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]           Preliminary Proxy Statement                                                                           [  ]           Confidential, for Use of the Commission
[X]           Definitive Proxy Statement                                                                                     Only (as permitted by Rule 14a-6(e)(2))

                       Columbus McKinnon Corporation
(Name of Registrant as specified in its charter)

Payment of filing fee (check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __/
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

COLUMBUS McKINNON CORPORATION
140 John James Audubon Parkway
Amherst, New York 14228-1197

____________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 28, 2008
____________________________________________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Columbus McKinnon Corporation, a New York corporation, will be held at the Ramada Hotel and Conference Center, 2402 North Forest Road, Amherst, New York, on July 28, 2008, at 10:00 a.m., local time, for the following purposes:

1.           To elect seven Directors to hold office until the 2009 Annual Meeting and until their successors have been elected and qualified;

2.           To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2009; and

3.           To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on June 6, 2008, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting.  Whether or not you plan to attend, please sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone or using the internet as instructed on the enclosed proxy card.  If you attend the Annual Meeting, you may vote your shares in person if you wish.  We sincerely appreciate your prompt cooperation.

TIMOTHY R. HARVEY
Secretary

Dated: June 27, 2008

COLUMBUS McKINNON CORPORATION
140 John James Audubon Parkway
Amherst, New York 14228-1197

_________________________________________________

PROXY STATEMENT
_________________________________________________

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Columbus McKinnon Corporation, a New York corporation (“our Company”, “we” or “us”), of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Ramada Hotel and Conference Center, 2402 North Forest Road, Amherst, New York, on July 28, 2008, at 10:00 a.m., local time, and at any adjournment or adjournments thereof.  The close of business on June 6, 2008 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting.  At the close of business on June 6, 2008, we had outstanding 19,004,263 shares of our common stock, $.01 par value per share, the holders of which are entitled to one vote per share on each matter properly brought before the Annual Meeting.

The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card.  If no specification is made, the proxies will be voted FOR the nominees for Director named in this Proxy Statement and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009.

In order for business to be conducted, a quorum must be present at the Annual Meeting.  A quorum is a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting.  Abstentions, broker non-votes and withheld votes will be counted in determining the existence of a quorum at the Annual Meeting.

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the seven nominees receiving the most votes will be elected.  A majority of the votes cast is required to ratify the appointment of our independent registered public accounting firm for fiscal 2009. Under the law of the State of New York, our state of incorporation, only “votes cast” by the shareholders entitled to vote are determinative of the outcome of the matter subject to shareholder vote.  Abstentions and broker non-votes will be counted in determining the existence of a quorum, but will not be counted towards any other nominee’s achievement of plurality or in determining the votes cast on any other proposal.

The execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person.  A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

This Proxy Statement and form of proxy are first being sent or given to shareholders on or about June 27, 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors shall consist of not less than three nor more than nine Directors to be elected at each annual meeting of shareholders and to serve for a term of one year or until their successors are duly elected and qualified.  Currently, the Board of Directors is comprised of seven members.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Timothy T. Tevens, Richard H. Fleming, Ernest R. Verebelyi, Wallace W. Creek, Stephen Rabinowitz, Linda A. Goodspeed and Nicholas T. Pinchuk, each of whom is presently a Director and has been previously elected by our shareholders. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate.  The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.

The following information is provided concerning the nominees for Director:

Ernest R. Verebelyi, age 60, was appointed a Director of the Company in January 2003 and was elected Chairman of the Board in August 2005.  Mr. Verebelyi retired from Terex Corporation, a global diversified equipment manufacturer, in October 2002 where he held the position of Group President.  Prior to joining Terex in 1998, he held executive, general management and operating positions at General Signal Corporation, Emerson, Hussmann Corporation, and General Electric.  Mr. Verebelyi also serves as a director of CH Energy Group, Inc. (NYSE: CHG).

Timothy T. Tevens, age 52, was elected President and appointed a Director of our Company in January 1998 and assumed the duties of Chief Executive Officer in July 1998.  From May 1991 to January 1998 he served as our Vice President - Information Services and was also elected Chief Operating Officer in October 1996.  From 1980 to 1991, Mr. Tevens was employed by Ernst & Young LLP in various management consulting capacities.  Mr. Tevens also serves on the Board of Directors of Zep, Inc. (NYSE: ZEP).

Richard H. Fleming, age 61, was appointed a Director of our Company in March 1999.  In February 1999, Mr. Fleming was appointed Executive Vice President and Chief Financial Officer of USG Corp. (NYSE: USG).  Prior thereto, Mr. Fleming served USG Corp. in various executive financial capacities, including Senior Vice President and Chief Financial Officer from January 1995 to February 1999 and Vice President and Chief Financial Officer from January 1994 to January 1995.  Mr. Fleming also serves as a member of the Board of Directors for several not-for-profit entities including UCAN and the Museum of Broadcast Communication.

Wallace W. Creek, age 69, was appointed a Director of the Company in January 2003.  Mr. Creek served as Controller of the General Motors Corporation from 1992 to 2002 and held several executive positions in finance at General Motors over a forty-three year career. Mr. Creek also served as Senior Vice President of Finance for Collins & Aikman, an automotive component manufacturer, from December 2002 to June 2004.  Mr. Creek is also a director of CF Industries

Holdings, Inc. (NYSE: CF).

Stephen Rabinowitz, age 65, was appointed a Director of the Company in October 2004. He retired in 2001 from his position as Chairman and Chief Executive Officer of General Cable Corporation, a leading manufacturer of electrical, communications and utility cable. Prior to joining General Cable as President and Chief Executive Officer in 1994, he served as President and CEO of AlliedSignal Braking Systems, and before that as President and CEO of General Electric’s Electrical Distribution and Control business. He also held management positions in manufacturing operations and technology at the General Electric Company and the Ford Motor Company. Mr. Rabinowitz is also a Director of Energy Conversion Devices, Inc. (Nasdaq: ENER) and Microheat Inc. of Farmington Hills, Michigan.

Linda A. Goodspeed, age 46, was appointed a Director of the Company in October 2004. In 2007 she joined Nissan North America, Inc. as Vice President of Information Systems.  From 2001 until 2007 she was employed by Lennox International Inc., a global supplier of climate control solutions.  Her position with Lennox was Executive Vice President and Chief Supply Chain Logistics and Technology Officer. Prior to that, Ms. Goodspeed served as President and Chief Operating Officer of PartMiner, Inc., a global supplier of electronic components. She has also held management positions in product management and development, research and development and design engineering at General Electric Appliances, Nissan North America, Inc. and the Ford Motor Company.  Ms. Goodspeed also serves as a director of American Electric Power Co., Inc. (NYSE: AEP) and is a member of the Development Board of the University of Texas at Dallas.

Nicholas T. Pinchuk, age 61, was appointed a Director of the Company in January 2007.  Currently, he is President, Chief Executive Officer and a Director of Snap-on Incorporated (NYSE: SNA), an S&P 500 company.  Mr. Pinchuk joined Snap-on in 2002.  Prior to that, Mr. Pinchuk served in several executive operational and financial management positions at United Technologies Corporation, including President, Global Refrigeration Operations of its Carrier Corporation unit and President of Carrier’s Asia-Pacific Operations.  He also served in financial and engineering managerial staff positions at the Ford Motor Company from 1972 to 1983.  Mr. Pinchuk held the rank of First Lieutenant in the United States Army from 1970 to 1971.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

General Corporate Governance Policy

Our Board of Directors believes that its overriding responsibility is to offer guidance and the benefit of its collective experience to help our management understand the risks confronting, and opportunities available to, our Company.  In furtherance of this responsibility, our Board of Directors has adopted a General Corporate Governance Policy setting forth certain policies, guidelines and procedures it deems important to the successful satisfaction of this responsibility.  These policies and procedures include guidelines as to the eligibility, independence, evaluation, education, compensation and indemnification of our Directors, as well as with respect to specific transactions requiring the prior formal approval of our Board of Directors.  A copy of our General Corporate Governance Policy is posted on the Investor Relations section of the Company’s website at www.cmworks.com.

Board of Directors Independence

Our Board of Directors has determined that each of its current members, other than Mr. Tevens, is independent within the meaning of the Nasdaq Stock Market, LLC listing standards as currently in effect.

Board of Directors Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate.  All Directors are expected to attend each meeting of the Board of Directors and the committees on which he or she serves, and are also invited, but not required, to attend the Annual Meeting.  Agendas for meetings of the Board of Directors generally include executive sessions for the independent Directors to meet without management Directors present.  During the fiscal year ended March 31, 2008, our Board of Directors held six meetings.  Each Director attended at least 75% of the aggregate number of meetings of our Board of Directors and meetings held by all committees of our Board of Directors on which he or she served.  All Directors attended the 2007 Annual Meeting, except for Mr. Rabinowitz.

Audit Committee

Our Board of Directors has a standing Audit Committee comprised of Mr. Fleming, as Chairman, and Messrs. Creek and Rabinowitz and Ms. Goodspeed.  Each member of our Audit Committee is independent as defined under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the Nasdaq Stock Market, LLC rules currently in effect.  In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that each of Messrs. Fleming and Creek qualifies as an “audit committee financial expert.”  The duties of our Audit Committee consist of (i) appointing or replacing our independent auditors, (ii) pre-approving all auditing and permitted non-audit services provided to us by our independent auditors, (iii) reviewing with our independent auditors and our management the scope and results of our annual audited financial statements, our quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of our financial statements, (iv) reviewing our management’s assessment of the effectiveness of our internal controls, as well as our independent auditors’ report on this assessment, (v) reviewing insider and affiliated party transactions and (vi) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting or internal controls.  The Audit Committee is governed by a written charter approved by the Board of Directors.  A copy of this charter is posted on the Investor Relations section of our website at www.cmworks.com.  Our Audit Committee held eight meetings in fiscal 2008.

Compensation and Succession Committee

Our Compensation and Succession Committee consists of Mr. Rabinowitz, as Chairman, and Messrs. Fleming and Pinchuk.  Each Director who serves on the Compensation and Succession Committee is an independent Director under the Nasdaq Stock Market, LLC rules currently in effect.  The principal functions of this Committee are to (i) review and make recommendations to the Board of Directors concerning our compensation strategy, (ii) establish corporate performance measures and goals under our performance-based incentive programs, (iii) determine individual compensation targets for our executive officers under our incentive programs, (iv) evaluate and certify whether performance goals have been met at the end of the performance period, (v) determine salary increases and award amounts for individual executive officers, (vi) review and approve (or recommend to the Board of Directors for approval) any material changes to our salary, incentive, and benefit programs and assure that these programs are administered in a manner consistent with the compensation strategy, (viii) review and make recommendations to the Board of Directors concerning management requested equity grants and (ix) perform other functions as identified in the Compensation and Succession Committee charter.  The Compensation and Succession Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmworks.com.  Our Compensation and Succession Committee held four meetings in fiscal 2008.  Additional information on the Compensation and Succession Committee’s processes and procedures are addressed in the Compensation Discussion and Analysis below.

Corporate Governance and Nomination Committee

Our Corporate Governance and Nomination Committee is responsible for (i) evaluating the composition, organization and governance of our Board of Directors and its committees, (ii) monitoring compliance with our system of corporate governance and (iii) developing criteria, investigating and making recommendations with respect to candidates for membership on our Board of Directors.  This Committee is chaired by Mr. Creek and includes Ms. Goodspeed and  Mr. Pinchuk.  Each member of the Corporate Governance and Nomination Committee is an independent Director under the Nasdaq Stock Market, LLC rules currently in effect.  Our Corporate Governance and Nomination Committee does not solicit direct nominations from our shareholders, but will give due consideration to written recommendations for nominees from our shareholders for election as directors that are submitted in accordance with our by-laws.  See the information contained herein under the heading “Shareholders’ Proposals.”  Generally, a shareholder who wishes to nominate a candidate for Director must give us prior written notice thereof, which notice must be personally delivered or mailed via registered first class mail, return receipt requested, to our Secretary and must be received by our Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the date our proxy statement was first mailed to shareholders in connection with our previous year’s Annual Meeting.  If such nomination is given in connection with a special meeting for the election of Directors, it must be received no later than the tenth day following the day on which the date of the special meeting is publicly announced or disclosed. The shareholder’s recommendation for nomination must contain the following information as to each nominee for Director: the nominee’s name, age, business address and residence address; the nominee’s principal occupation or employment for the previous five years; the number of shares of our common stock owned by such candidate; and any other information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act.  A shareholder’s recommendation must also set forth: such shareholder’s name and address as they appear on our books and records; the number of shares of each class of our capital stock that are beneficially owned and held of record by such shareholder; any material interest of such shareholder in such nomination; any other information that is required to be provided by such shareholder pursuant to Regulation 14A under the Exchange Act in his or her capacity as a proponent to a shareholder proposal; and a signed consent from each nominee recommended by such shareholder that such nominee is willing to serve as a Director if elected.  Any nomination not made in strict accordance with the foregoing provisions will be disregarded at the direction of our Chairman of the Board.  The Corporate Governance and Nomination Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmworks.com.  Our Corporate Governance and Nomination Committee held five meetings in fiscal 2008.

Code of Ethics

Our Board of Directors adopted a Code of Ethics which governs all of our Directors, officers and employees, including our Chief Executive Officer and other executive officers.  This Code of Ethics is posted on the Corporate Information section of the Company’s website at www.cmworks.com.  The Company will disclose on its website any amendment to this Code of Ethics or waiver of a provision of this Code of Ethics, including the name of any person to whom the waiver was granted.

Director Stock Ownership Guideline

Our General Corporate Governance Policy contains a guideline whereby all Directors are asked to beneficially own not less than 8,000 shares of our common stock within five years of becoming a Director, or by April 1, 2010, whichever occurs later.

Director Compensation

Our non-employee Directors each receive an annual retainer of $80,000, $30,000 of which is paid in our common stock and the balance is paid in quarterly cash installments.  In addition they receive an annual award of 1,200 restricted stock units under the Omnibus Plan.  Our Chairman of the Board receives an additional annual retainer of $40,000.  Directors who are also our employees do not receive an annual retainer or other compensation for their services as a Director.  Committee chairmen each receive an additional annual retainer, as follows:  Audit Committee - $16,000, Compensation and Succession Committee - $10,000 and Corporate Governance and Nomination Committee - $6,000.  No additional fees are paid for attendance at Board of Director or committee meetings. Our Directors are reimbursed for any reasonable expenses incurred in attending such meetings.

The following table sets forth the cash compensation as well as certain other compensation paid to the Company’s directors during the year ended March 31, 2008:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total
Wallace W. Creek	$56,000	$51,875	$—	$—	$—	$7,007	(2)	$114,882
Richard H. Fleming	65,000	49,015	—	—	—	11,219	(2)	125,234
Linda A. Goodspeed	50,000	53,365	—	—	—	—		103,365
Carlos Pascual (3)	12,500	16,295	—	—	—	—		28,795
Nicholas T. Pinchuk (4)	64,170	65,056	—	—	—	11,740	(2)	140,966
Stephen Rabinowitz	59,000	53,365	—	—	—	1,189	(2)	113,554
Timothy T. Tevens (5)	—	—	—	—	—	—		—
Ernest R. Verebelyi	90,000	51,875	—	—	—	704	(2)	142,579
_____________________

(1) Represents the amount recognized for financial statement reporting purposes in accordance with FAS No. 123(R) using the assumptions set forth in the footnotes to the financial statements in our Annual Report on Form 10-K   for the fiscal year ended March 31, 2008.

(2) Represents travel expenses paid by the Company for the spouse of the Director in connection with a Board of Directors meeting, and a gross up for income taxes related thereto.

(3) Mr. Pascual retired from the Board of Directors following last year’s annual meeting.

(4) Includes $10,000 for compensation earned in fiscal 2007 but paid in fiscal 2008.

(5) Mr. Tevens receives no separate compensation as a Director of the Company.

Directors’ and Officers’ Indemnification Insurance

Effective April 1, 2008, we placed our directors and officers indemnification insurance coverage with the Cincinnati Insurance Company, Axis Reinsurance Company and Federal Insurance Company for a term of one year at a cost of $244,915.  The total insurance coverage is $25,000,000 of “Side A” coverage and $15,000,000 of “Side B” coverage and “Side C” coverage, with Cincinnati Insurance Company providing $10,000,000 of each type of coverage, Axis Reinsurance Company providing $5,000,000 of each type of coverage and Federal Insurance Company providing $10,000,000 of “Side A” coverage only.  This insurance provides coverage to our executive officers and directors individually where exposures exist for which we are unable to provide direct indemnification.

Contacting the Board of Directors

Our Board of Directors has adopted a written policy regarding communications with our Board of Directors.  A copy of this policy is posted on the Investor Relations section of the Company’s website at www.cmworks.com.

OUR EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding our executive officers:

Name	Age	Position
Timothy T. Tevens	52	President, Chief Executive Officer and Director

Derwin R. Gilbreath	60	Vice President and Chief Operating Officer

Karen L. Howard	46	Vice President - Finance and Chief Financial Officer

Wolfgang Wegener	60	Vice President and Managing Director - Columbus McKinnon Europe

Joseph J. Owen	47	Vice President and Hoist Group Leader

Richard A. Steinberg	55	Vice President - Human Resources

Timothy R. Harvey	57	General Counsel and Secretary
__________________

All of our executive officers are elected annually at the first meeting of our Board of Directors following the Annual Meeting of Shareholders and serve at the discretion of our Board of Directors. There are no family relationships between any of our officers or Directors. Recent business experience of Mr. Tevens is set forth above under “Election of Directors.”  Recent business experience of our executive officers who are not also Directors is as follows:

Derwin R. Gilbreath was elected Vice President and Chief Operating Officer in February 2005.  Mr. Gilbreath has more than thirty years of experience in industrial operations and management, including as Chief Operating Officer of the Metalworking Solutions and Services Group of Kennametal, Inc. (NYSE: KMT).  Prior to joining Kennametal in 1994, he served in senior operations management positions at General Signal Corporation and NL Industries.

Karen L. Howard was elected Vice President in January 1997 and named our Chief Financial Officer in January 2006 after having served as interim Chief Financial Officer since August 2005 and Treasurer since August 2004.  From January 1997 to August 2004, Ms. Howard served as Vice President - Controller.  From June 1995 to January 1997, Ms. Howard was employed by us in various financial and accounting capacities. Previously, Ms. Howard was employed by Ernst & Young LLP as a certified public accountant.

Wolfgang Wegener was elected Vice President and Managing Director - Columbus McKinnon Europe in October 2006.  From January 1986 to October 2006, Mr. Wegener served as Managing Director of Yale Industrial Products GmbH, our German subsidiary.  Prior thereto, he served in various financial management positions within that company.

Joseph J.  Owen was elected Vice President in August 1999.  From April 1997 to August 1999, Mr. Owen was employed by us as Corporate Director - Materials Management. Prior to joining us, Mr. Owen was employed by Ernst & Young LLP in various management consulting capacities.

Richard A. Steinberg has been employed by us since August 2005, initially as Director – Human Resources and, since November 2005, as Vice President - Human Resources. Prior to joining us, Mr. Steinberg was employed by Praxair Inc. for ten years in various human resources capacities, most recently as a Region Leader and Human Resource Manager.  Prior to joining Praxair in 1995, he held human resources positions at Computer Task Group Inc. located in Buffalo, New York and at The Goodyear Tire and Rubber Company located in Akron, Ohio.

Timothy R. Harvey has been with us since 1996, initially serving as Manager – Legal Affairs until his election as Secretary in October 2003.  He also serves as our General Counsel.  Prior to 1996, Mr. Harvey was engaged in the private practice of law in Buffalo, New York.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

The Compensation and Succession Committee of the Board of Directors determines the compensation of our Chief Executive Officer and other executive officers.  This Committee is composed entirely of directors who are neither executive officers nor employees of our Company.  In addition to determining the salary and bonus compensation for our executive officers, the Compensation and Succession Committee determines the grants under our Equity Plans and oversees the administration of other compensation plans and programs.

The Compensation and Succession Committee has reviewed the Compensation Discussion and Analysis set forth below and has discussed it with management.  In reliance on the reviews and discussions referred to above, the Compensation and Succession Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended March 31, 2008 for filing with the Securities and Exchange Commission.

May 19, 2008	Stephen Rabinowitz, Chairman Richard H. Fleming Nicholas T. Pinchuk

Compensation Discussion and Analysis

Overview.

We are a leading manufacturer and marketer of hoists, cranes, chains, conveyors, material handling systems, lift tables and component parts serving a wide variety of commercial and industrial end-user markets.  Our strategy is to leverage our superior material handling design and engineering know-how to provide differentiated products, systems and services to move, lift, position or secure material.  We focus on industrial and commercial applications with the highest potential for increasing market share in countries that offer the greatest volume and profit potential.

The successful execution of our business strategy depends on our ability to attract, motivate, reward, and retain executive talent with the skills to foster innovative product and service development and grow the business in developing markets with the greatest opportunity.  Our executive compensation program is designed to support this strategy by:

•           attracting and retaining key executive talent by offering a competitive compensation program;

•           motivating executive actions that lead to sustained superior performance; and

•           aligning executive compensation with returns delivered to shareholders.

The Compensation Committee’s Role

Our compensation program is administered by the Compensation and Succession Committee of the Board of Directors (the “Compensation Committee”).

The Compensation Committee establishes performance objectives for the Chief Executive Officer (“CEO”) based on our annual business plan and long-term strategic goals approved by the Board of Directors.  Progress against these goals is monitored on a quarterly basis.  The Compensation Committee evaluates the CEO’s performance against these goals annually. The Compensation Committee also considers market data provided by our independent consultant, comparisons of our performance to our peers, strategic achievements during the year such as acquisitions and their integration into our business and value-creating divestitures, as well as internal assessment of the CEO’s performance provided by other members of executive management.  Based on these factors, the Compensation Committee makes recommendations concerning base salary increases, annual incentive award targets and payments under the Executive Management Variable Compensation Plan (“the Annual Incentive Plan”) and awards under the Long-Term Incentive Program.  The Compensation Committee has regularly-scheduled executive sessions to discuss CEO performance and compensation and other matters without any executive officers present.  All aspects of the CEO’s compensation are approved by our full Board of Directors.

The Compensation Committee approves base salary increases, Annual Incentive Plan targets and awards under the Long-Term Incentive Program and similar arrangements for the other named executive officers in the Summary Compensation Table below (“NEOs”) after receiving recommendations from our CEO with input from the Vice President - Human

Resources and our independent consultant.  The Compensation Committee makes the final decision and approves compensation decisions for all NEOs as well as all other executive officers.

The Compensation Committee’s composition is described in more detail in this proxy statement under the section above entitled “Corporate Governance - Compensation and Succession Committee.”

Committee Advisors

Until May, 2007, the Compensation Committee retained Mercer Human Resource Consulting, an international compensation consulting firm to assist the Company in identifying a comparator group and providing comparative market data with respect to these companies, providing recommendations regarding our overall compensation program design as well as executive officers’ pay levels, and providing assistance with regulatory compliance of our compensation and benefit programs. Based in part on Mercer’s recommendations, the Committee made changes to the compensation program during fiscal 2008 as discussed herein.  Beginning in May, 2007, the Committee engaged Exequity, LLP, an independent compensation consulting firm, to better assist it in performing these functions.  The Compensation Committee was also assisted by internal Company staff. As was the case with Mercer, Exequity reports directly to the Committee and only provides services that are authorized by the Committee.

Management’s Role in the Compensation-Setting Process

Our CEO makes recommendations to the Compensation Committee concerning compensation actions for the NEOs and other executive officers (other than the CEO).  In developing these recommendations, the CEO receives assistance from the Vice President - Human Resources (except in the case of recommendations pertaining to the Vice President - Human Resources).

Compensation Philosophy and Objectives

In making decisions with respect to compensation for our NEOs and other executives, the Compensation Committee is guided by the following objectives:

•
Our compensation program should be comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, and designed to support our objective of providing superior value to shareholders and customers.

•	Our compensation program should be designed to motivate and reward our executives for sustained performance through the use of variable compensation tied to short, intermediate and long-term results

•	Our business success depends on our ability to attract and retain executive talent through competitive compensation opportunity

The following table shows the dollar values of our fiscal 2008 target direct pay opportunities for our NEOs:

Executive Officer	Base Salary	Annual Incentive Target Opportunity	Long-Term Incentive Target Opportunity	Total Target Pay Opportunity
Timothy T. Tevens, President and Chief Executive Officer (CEO)	$575,000	$431,250	$575,000	$1,581,250
Derwin R. Gilbreath, Vice President and Chief Operating Officer (COO)	$328,000	$180,400	$262,400	$770,800
Karen L. Howard, Vice President – Finance and Chief Financial Officer (CFO)	$277,000	$138,500	$221,600	$637,100
Wolfgang Wegener (1), Vice President and Managing Director - Columbus McKinnon Europe (VP-MD Europe)	$442,140	$198,963	$110,535	$751,638
Joseph J. Owen, Vice President and Hoist Group Leader (VP – Hoist Leader)	$217,700	$97,965	$108,850	$424,515
_______________________________
(1) Mr. Wegener’s base salary and other amounts shown in the table above reflect the amounts in Euros as of March 31, 2008 converted to US dollars using the conversion rate in effect at March 31, 2008. All dollar amounts shown in this proxy statement for Mr. Wegener reflect this conversion rate unless otherwise specified.

Elements of Our Compensation Program for Named Executive Officers

Our compensation philosophy and objectives are achieved by using the following elements in our compensation program for NEOs:

Element of Compensation Program	Employees Covered	Description	Key Objectives Promoted
Annual Compensation
• Salary	All salaried employees	Fixed annual compensation paid in accordance with our regular payroll procedures during the year.	Designed to be market competitive and enable the Company to attract and retain talented executives.
• Annual Incentive	Approximately 150 employees	Variable compensation based on performance achieved against pre-established goals during a one-year period.	Designed to motivate and reward achievement of financial, operational and strategic business goals.

Element of Compensation Program	Employees Covered	Description	Key Objectives Promoted
Long-Term Compensation
• Stock Options	Approximately 40 employees
Right to purchase stock at a set price for a period of time after the right vests. Our stock option grant sizes are a function of our performance against a Return on Invested Capital goal established for the year prior to grant.

Designed to be market competitive, motivate and reward achievement of stock price growth, and align employees’ interests with those of the Company’s shareholders.
• Restricted Stock or Restricted Stock Units	Approximately 40 employees
Shares of stock or units which vest as a result of continued employment for a stated period of time. Our grant sizes are a function of our performance against a Return on Invested Capital goal established for the year prior to grant.

Designed to retain executives and align their interests with those of the Company’s stockholders.
• Performance Shares	7 executive officers	Stock which vests based on the Company’s three year total shareholder return versus a comparator group.	Designed to be market competitive, motivate and reward achievement of long-term operational and strategic business goals, align pay with performance and drive long-term shareholder value.
Other Compensation Elements
• Qualified Pension Compensation	Generally, all non-union, U.S. employees	Company funded retirement benefits provided to employees, the amount of which depends on an employee’s years of service with the Company and final compensation.	Designed to be market competitive and enable the Company to attract and retain talented employees.
• Qualified Deferred Compensation	Generally, all non-union, U.S. employees	A 401(k) retirement savings plan that enables employees to defer a portion of their compensation with a Company matching contribution of 50% of an employee’s contributions up to 3% of salary.	Designed to be market competitive and enable the Company to attract and retain talented employees.
• Non-Qualified Deferred Compensation	Approximately 40 executives and all Directors	A retirement savings plan that enables executives and Directors to defer a portion of their cash compensation in excess of the limits established by the qualified deferred compensation plan.	Designed to enable the Company to attract and retain talented executives and Directors.

Element of Compensation Program	Employees Covered	Description	Key Objectives Promoted

• Employee Stock Ownership Plan	All non-union, U.S. employees	A plan that enables employees to earn and share in ownership of the Company.	Designed to help align employees’ interests with those of our shareholders.
• Severance Protection (pre-Change in Control)	Generally, all non-union, U.S. employees	Severance protection providing severance equal to one week of salary for every year of service at the Company.	Designed to be market competitive and enable the Company to attract and retain talented employees.
• Severance Payments and Benefits after a Change in Control	14 executives
Severance protection providing severance equal to a multiple of salary and target bonus in the event of a termination without Cause by the Company or for Good Reason by the Executive following a Change in Control

In addition to the Severance Protections above, designed to promote executive neutrality toward Change in Control transactions that may pose an employment risk as well as retain executives through a Change in Control transaction.

• Benefits	Generally, all U.S. employees	Health, dental, life and disability insurance protections.	Designed to be market competitive and enable the Company to attract and retain talented employees
• Perquisites	Provided to select non- U.S. executives	Personal benefits provided to the executive including a car.	Designed to be market competitive and facilitate the executives’ attention to the business.

Executive Compensation Policies and Practices

Our Target Labor Market

In administering the compensation program, the Compensation Committee relies on market data provided periodically by its independent consultant based on filings made by peer companies with the Securities and Exchange Commission.  For benchmarking compensation, the Compensation Committee reviews compensation data for industrial companies of comparable size, which reflect the types of companies with which we compete for talent.  Here, we use a broader industrial market reference because the number of direct product and service market competitors is limited. Many of the companies that provide similar products and services are either privately-held, headquartered overseas, or part of a larger enterprise; therefore, executive compensation data may be either unavailable or of limited applicability to the U.S. labor market in which we principally compete.

Historically, we have used a peer group for benchmarking compensation.  The peer group incorporates companies that we consider primary competitors for talent and capital.  The peers consist of industrial companies of comparable size to us (generally one-half to twice our size in terms of revenue), which typically have significant employee populations in manufacturing, product engineering and sales.  In selecting the peers, the Compensation Committee excluded some companies that fit the above description but had low relative corporate governance ratings. The compensation peer group for fiscal 2008 consisted of the following companies:

• Actuant • Alamo Group • Astec Industries • Blount International • Cascade • Circor International	• Franklin Electric • Gardner Denver • Gehl • IDEX • Robbins & Myers • Tennant

In addition, we also consider data from compensation surveys published by leading compensation firms that are compiled by our consultant.  The survey analysis targets companies of comparable size in the durable goods manufacturing sector, supplemented with general industry data as needed.

One of our NEOs, Mr. Wolfgang Wegener, lives and works in Germany.  The Compensation Committee considers differences in market practice and currency exchange rates between the U.S. and Germany in making compensation decisions for Mr. Wegener.  In administering Mr. Wegener’s compensation, the Compensation Committee considers both market practice in Germany as well as internal equity between Mr. Wegener and our other executive officers.

Our Target Pay Mix

The total compensation package for our executive officers consists of base salary, annual incentives, long-term incentives and benefits.  In determining both the target level of compensation and mix of compensation elements, we consider market practice, business objectives, expectations of our shareholders, and our own subjective assessment of individual executives’ performance, growth and future potential.

We have chosen a target mix of base salary, annual incentives and long-term incentives that generally reflects our peer industrial companies with actual pay mix varying based on the performance of our Company and of the individual.  Peer company practices will continue to be monitored as one reference point as we make decisions regarding target pay mix.  However, we will also continue to make strategic decisions based on our unique business objectives, which may differ from peer company practices.

While our target pay mix includes significant incentive opportunity, historically much of our compensation has been delivered in the form of base salary – due in past years to below target performance, resulting in below target annual incentive payouts, and longer intervals for granting long-term incentive opportunities.  In recent years, we have moved to elevate our performance and strengthen our pay-for-performance orientation with a higher proportion of compensation provided through variable pay.  We believe the current target pay mix achieves several important objectives: it supports a strong pay-for-performance culture; it balances the focus on annual and long-term objectives in support of our business strategy; it satisfies the need for flexibility to motivate and reward exceptional performance; and it maximizes tax deductibility of compensation.

The approximate current target pay mix for our executive officers is set forth in the table below.  The target pay mix for each NEO is based on current base salary and targeted annual and long-term incentive multiples as a percentage of base salary.

Executive Officer	Base Salary	Annual Incentives	Long-Term Incentives
Timothy T. Tevens, President and Chief Executive Officer	36%	28%	36%
Derwin R. Gilbreath, Vice President and Chief Operating Officer	43%	23%	34%
Karen L. Howard, Vice President – Finance and Chief Financial Officer	43%	22%	35%
Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe	59%	26%	15%
Joseph J. Owen, Vice President and Hoist Group Leader	51%	23%	26%

Factors Considered in Making Compensation Decisions

Actual compensation levels are a function of Company and individual performance as described under each specific compensation element below.  When making pay decisions, the Compensation Committee considers the competitiveness of individual elements of compensation as well as the aggregate sum of base salary, annual incentives and the expected value of long-term incentives (determined at grant) for an executive officer.  Awards are generally prorated if a NEO is promoted during the year, based on the timing of the promotion.  The Compensation Committee may also consider salary increase history, past bonus awards and past equity awards as context in understanding year-to-year changes in compensation and retention effect of prior awards. Under the Annual Incentive Plan and Long-Term Incentive Program, initial award amounts are determined based on comparison of actual performance to pre-established criteria.  The Compensation Committee retains the discretion to decrease the size of individual awards in situations where an executive officer’s individual performance falls below expectations. Final decisions on any major element of compensation, as well as total compensation for executive officers, are made by the Compensation Committee or the full Board of Directors.

The compensation program is generally applied consistently to NEOs.  Exceptions related to CEO compensation are noted throughout this report.  In addition, Mr. Wegener’s position is located in Germany, and exceptions related to his compensation are noted throughout this report.

CEO Pay-for-Performance Analysis

During the latter half of fiscal 2008, at the request of the Compensation Committee, Exequity conducted an historical pay-for-performance analysis of our compensation program as applied to our CEO to provide a perspective on the alignment of pay with performance of our CEO in relation to the peer group used for compensation benchmarking in fiscal 2008. The analysis looked at the most recent three, five and nine year periods covered by publicly available data, generally covering the years 1998 to 2006.

The Exequity analysis considered each of the following compared with the peer group of companies used for compensation benchmarking for the 3, 5 and 9 year periods:

•
Realized Pay – base salary, plus annual bonus paid, plus increase/decrease in realized/realizable spread value of stock options, increase/decrease in value realized/realizable for restricted stock or restricted stock units, and the value paid out for performance units/shares.

•	Performance – measured using Total Shareholder Return for 3, 5 and 9 year periods.

Based on this analysis, Exequity concluded that there was an appropriate degree of alignment between actual compensation realized and performance for our CEO in relation to the compensation benchmark peer group companies for the 5 and 9 year period. For the 3 year period, Exequity concluded that the compensation program lacked the incentive potential of the companies utilized in the comparative analysis, primarily due to historically lower levels of stock option and other long-term equity incentive grants at the Company compared to the grants made by the compensation benchmark peer group companies. The Compensation Committee will review the results of this analysis and determine what, if any, changes to the compensation program are desirable. The Compensation Committee also plans to perform this analysis from time to time in the future.

Components of Compensation

Base Salary

Base salary provides a fixed amount of compensation necessary to attract and retain key executives and to offset the cyclicality of our business which can cause fluctuations in variable compensation from year to year. The Compensation Committee reviews base salaries on an annual basis, recommends adjustments to the CEO’s salary to the Board of Directors, and approves adjustments for other NEOs.  Salary adjustments are based on an assessment of the individual executive’s performance and merit, our goal of achieving market parity with the salaries of executives in the competitive market, recognition of promotion or other increases in responsibility, the scope of the executive’s role relative to our other executives, and the general economic environment impacting the Company.  History of salary increases may also be reviewed and considered. Mid-year adjustments are considered when there is a significant change in the executive’s role or responsibility.

Each executive officer’s corporate position is assigned a title classification reflecting evaluation of the position’s overall contribution to our corporate goals and the value the labor market places on the associated job skills.  A range of appropriate salaries is then assigned to that title classification.

Each Spring, these salary ranges are reviewed and may be adjusted to reflect market conditions, including changes in comparison companies, inflation and supply and demand in the market.  The midpoint of the salary range corresponds to a “market rate” salary which the Compensation Committee believes is appropriate for an experienced executive who is performing satisfactorily, with salaries in excess of the salary range midpoint appropriate for executives whose performance is deemed superior or outstanding.

The Compensation Committee has recommended that any progression within the salary range for an executive officer will depend upon a formal annual review of job performance, accomplishments and progress toward individual and/or overall goals and objectives for each segment of our business that such executive officer oversees, as well as his or her contributions to our overall direction.  Long-term growth in shareholder value is an important factor.  The results of executive officers’ performance evaluations, as well as their demonstration and support of the Company’s values, including strong ethics, leadership style, and sound corporate governance, form a part of the basis of the Compensation Committee’s decision to approve, at its discretion, future adjustments in base salaries of our executive officers.

Base salary adjustments for fiscal 2008 for our NEOs are shown below:

Executive Officer	Fiscal 2007 Base Salary	Fiscal 2008 Base Salary	Percentage Increase
Timothy T. Tevens, President and Chief Executive Officer	$550,000	$575,000	4.5%
Derwin R. Gilbreath, Vice President and Chief Operating Officer	$315,000	$328,000	4.1%
Karen L. Howard, Vice President – Finance and Chief Financial Officer	$265,000	$277,000	4.5%
Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe (1)	$373,324	$442,140	0%
Joseph J. Owen, Vice President and Hoist Group Leader	$211,200	$217,700	3.1%
_____________________________
(1)  Mr. Wegener was promoted in October 2006.  In December 2006, he received a substantial salary increase and it was determined that his next salary review would occur in April 2008.  The base salary increase for Mr. Wegener reflects only the different euro to dollar conversion rates in effect on March 31, 2007 and March 31, 2008.

Annual Incentive Plan

The purpose of the Annual Incentive Plan is to attract, motivate, reward, and retain highly qualified executives on a competitive basis and provide financial incentives that promote Company success.  This Plan is designed to maximize the deductibility of bonuses paid under the Plan by qualifying them as performance-based compensation not subject to Internal Revenue

Code Section 162(m)’s $1,000,000 limit on the deductibility of compensation.

At the beginning of each fiscal year, our Compensation Committee recommends and our Board approves the key measures or “Drivers” for the Annual Incentive Plan.  The Annual Incentive Plan focuses on short-term goals most important to our success over the fiscal year that are generally within the control of the participants.  It is the policy and ongoing intention of our Board of Directors to establish targeted performance levels for each Driver as soon as the fiscal year budget is adopted, which typically is just prior to or just after the start of such fiscal year.  Targeted performance levels are generally set for our Company as a whole, but may also encompass individual business units, groups, or divisions as appropriate.  Drivers and targeted performance levels are based on the Board of Directors’ assessment of our priorities, outlook, current and projected economic conditions and other pertinent factors, and are intended to be challenging but achievable with significant and effective effort.  The Board of Directors reviews audited year-end results to determine whether targeted performance levels have been met. The Board of Directors retains discretion to cap, reduce, or eliminate payments under the Annual Incentive Plan.

The Board of Directors also determines the weighting to be assigned to each Driver.  For each Driver, goals are set at threshold, target, and maximum levels.  Payouts are determined by multiplying the appropriate weighting by the percentages outlined in the table below; percentages are interpolated when performance falls between levels.  The aggregate payout to any NEO may not exceed 300% of target.

Driver Performance Level	Percentage of Target (to be multiplied by weight for each Driver)
Maximum Performance Level (or higher)	300%
Target Performance Level	100%
Threshold Performance Level	50%
Below Threshold Performance Level	0%

Drivers and associated weightings for fiscal 2008, which were established by the Board of Directors, for each executive officer are shown below.  NEOs with corporate responsibilities are measured primarily on consolidated results.  Fiscal 2008 Drivers reflected the importance to us in fiscal 2008 of profitability, growth and efficient usage of capital.  NEOs with specific business unit responsibility are measured on both consolidated and business unit results.  Mr. Tevens, as CEO, has a specific Driver associated with succession planning given the importance of leadership to our future.  This is intended to encourage and enhance his focus on the development and maintenance of sound succession plans for key management positions as well as on meaningful and robust leadership development processes.

Fiscal 2008 Drivers	Timothy T. Tevens	Derwin R. Gilbreath	Karen L. Howard	Wolfgang Wegener	Joseph J. Owen
Consolidated Earnings Before Interest and Taxes	40%	45%	45%	22.5%	22.5%
Consolidated Sales Growth	20%	25%	25%	12.5%	12.5%
Consolidated Inventory Turns	10%	15%	15%	7.5%	7.5%
Return on Capital for certain domestic businesses (1)	10%	15%	15%	7.5%	7.5%
Succession Planning based on the Committee’s evaluation of performance relative to specific, pre-established objectives	20%	N/A	N/A	N/A	N/A
Financial Performance for certain domestic businesses (1)	N/A	N/A	N/A	N/A	50%
Financial Performance for certain international business (1)	N/A	N/A	N/A	50%	N/A
________________________

(1) Certain drivers and associated weightings were set with respect to certain of our divisions.  We do not disclose this information because we believe it is confidential and its disclosure would cause us competitive harm

The fiscal 2008 targets, performance achieved as a percent of target, and the fiscal 2008 payout percentages under each Driver are shown below.  In evaluating performance in fiscal 2008 on the Consolidated Earnings Before Interest and Taxes driver, the Compensation Committee chose to add back a non-cash impairment charge that was taken against the Company’s Univeyor assets.  The Univeyor business is in the process of being divested in the near term.  This adjustment resulted in an increase in the Consolidated Earnings Before Interest and Taxes driver, which had an overall impact on annual bonuses for the NEOs ranging from 3% to 7%.

	Fiscal 2008 Targets			Fiscal 2008 Performance % of Target
Fiscal 2008 Drivers	Threshold	Target	Maximum
Consolidated Earnings Before Interest and Taxes	$70.0 million	$78.6 million	$90.0 million	71%
Consolidated Sales Growth	$9.0 million	$33.6 million	$91.4 million	126%
Consolidated Inventory Turns	5.1x	5.6x	6.5x	0%
Return on Capital for certain domestic businesses	(1)	(1)	(1)	93%
Succession Planning based on the Committee’s evaluation of performance relative to specific, pre-established objectives	(2)	(2)	(2)	(2)
Financial Performance for certain domestic businesses	(1)	(1)	(1)	59%
Financial Performance for certain international business	(1)	(1)	(1)	180%
__________________

(1) We do not disclose goals that are not based on consolidated results because we believe such information is confidential and its disclosure would cause us competitive harm.  We believe the goals established for these drivers are challenging, but achievable with significant and effective effort.

(2) Succession planning goals for Mr. Tevens are not entirely objective. Thus, threshold, target, and maximum levels of performance are not readily defined at the beginning of the performance period.

Annual incentive targets, percent of target awarded based on performance and percentage of base salary awarded based on performance for fiscal 2008 are shown below:

Executive Officer	Annual Incentive Target (% of Base Salary)	Actual Payout Based on Performance Achieved (% of Target Award)	Actual Payout Based on Performance Achieved (% of Base Salary)
Timothy T. Tevens, President and Chief Executive Officer	75%	83%	62%
Derwin R. Gilbreath, Vice President and Chief Operating Officer	55%	78%	43%
Karen L. Howard, Vice President – Finance and Chief Financial Officer	50%	78%	39%
Wolfgang Wegener, Vice President and Managing Director -Columbus McKinnon Europe	45%	129%	58%
Joseph J. Owen, Vice President and Hoist Group Leader	45%	68%	31%

See the Summary Compensation Table for actual awards for fiscal 2008 performance made to NEOs.

Awards to NEOs are made under the Annual Incentive Plan in order to maximize deductibility of these amounts for federal income tax purposes under Section 162(m) of the Internal Revenue Code.  The portion of Mr. Tevens’ award that is attributable to succession planning is not expected to meet the performance-based criteria required by Section 162(m) for income tax deductibility.  However, the Compensation Committee has determined that it is in our best interest to include succession planning as a criterion for Mr. Tevens even though that portion of the award may not be deductible.

Long-Term Incentives

The objectives of our Long-Term Incentives are to:
•	link executive compensation and our long-term performance,
•	better align key employees with our business strategies and with our shareholders’ interests and
•	provide opportunity for long-term compensation that is competitive with peer companies and sufficient to attract and retain executive talent to effectively manage our business objectives.

In developing target levels for long-term incentive compensation for NEOs in conjunction with our current equity strategy, the following factors were considered:
•	a competitive analysis provided by our consultant,
•	the impact of roles within our Company and
•	the cost and share usage associated with the proposed plan.

Target long-term incentives (as a percentage of salary) are as follows:

Executive Officer	Long-Term Incentive Target (% of Base Salary)
Timothy T. Tevens, President and Chief Executive Officer	100%
Derwin R. Gilbreath, Vice President and Chief Operating Officer	80%
Karen L. Howard, Vice President – Finance and Chief Financial Officer	80%
Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe	25%
Joseph J. Owen, Vice President and Hoist Group Leader	50%

These targets may be adjusted by the Compensation Committee.

The target long-term incentive mix for our NEOs consists of non-qualified stock options (30% of target value), restricted stock or restricted stock units (30% of target value), and performance shares (40% of target value).  Dollar values are converted to share numbers based on an estimate of expected value at grant.

Stock Options, Restricted Stock and Restricted Stock Units.   Stock options are included to link compensation to stock price appreciation and support our growth objectives. In order to support retention and align executives with our stock performance over a longer horizon, options vest 25% annually over four years and remain exercisable for 10 years from the date of grant.

Restricted stock and restricted stock unit awards are designed to support executive retention and share ownership. Vesting of awards under the Restricted Stock Plan and the Omnibus Plan is at the discretion of the Compensation Committee, subject to certain limitations; however, the current practice of the Compensation Committee is to have such awards vest ratably over three years beginning on the third anniversary of the date of the award.

Beginning in fiscal 2008, grants of stock options and restricted stock or restricted stock units in the following year (e.g., fiscal 2009) will be determined based on an evaluation of Return on Invested Capital performance for the fiscal year ended (e.g., fiscal 2008).  Awards are determined in the following manner:

Return On Invested Capital Performance Level	Return On Invested Capital Amount	Grant Value (% of target)
Below Threshold	Less than 8.3%	0%
Threshold	8.3%	50%
Target	10.2%	100%
Maximum	12.1%	150%

Grant levels between threshold and maximum will be interpolated based on results.

For fiscal 2007, we set the target level of Return on Invested Capital at 10.2%. Because we did not achieve the threshold for Return on Invested Capital, no stock options or restricted stock were granted in fiscal 2008 for fiscal 2007 performance.

Performance Shares.   Grants of performance shares are made annually, with vesting dependent upon performance achieved during a three-year performance period.  Actual vesting of the awards and their ultimate value will be determined by relative three-year total shareholder return.  Total shareholder return is based on annualized rates of return reflecting stock price appreciation plus reinvestment of dividends, if applicable.  Performance will be assessed against a broader set of peer companies than is used for compensation benchmarking in order to (i) reduce the possibility of distortions in performance within a small group, (ii) better reflect the companies we compete with for capital and (iii) provide a more stable peer group over the 3-year measuring period, by reducing the effect of consolidation and attrition.  The peer companies consist of companies that are of comparable size to us (generally one-half to twice our size in terms of revenue) and that we consider to be primary competitors for talent, capital, and/or customers:

• Actuant
• Alamo Group
• Albany International
• Ampco-Pittsburgh
• Astec Industries
• Badger Meter
• Blount International
• Cascade
• Circor International
• Clarcor
• Esco Technologies
• Flanders
• Flow International
• Foster
• Franklin Electric
• Gardner Denver
• Gehl

• Gorman-Rupp
• Graco
• Hardinge
• Idex
• Kadant
• Kaydon
• Lydall
• Middleby
• Nordson
• Robbins & Myers
• Tennant
• Thermadyne Holdings
• Valmont Industries
• Wabtec
• Watts Water Technologies
• Wolverine Tube

This list of companies is broader than the list of companies used for compensation benchmarking because we needed a sufficiently larger group of companies to permit meaningful total shareholder return relative analysis. If we had used the same group as the compensation benchmarking peer group, changes in a single company’s stock price and return would have a disproportionate impact on the relative total shareholder return measure. By using a broader group of companies, we are able to mitigate that effect and get a better measure of how the company performs on a relative basis.

The performance and payout relationship is illustrated in the table below:

Relative Total Shareholder Return Performance	Payout (% of Target)
Below 25th Percentile	0%
25th Percentile	25%
Median	100%
75th Percentile and above	150%

Payout levels between threshold and maximum will be interpolated based on results.

Executive Officer	Performance Shares Granted (1)
Timothy T. Tevens, President and Chief Executive Officer	13,883
Derwin R. Gilbreath, Vice President and Chief Operating Officer	6,336
Karen L. Howard, Vice President – Finance and Chief Financial Officer	5,350
Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe	2,151
Joseph J. Owen, Vice President and Hoist Group Leader	2,628
______________________
(1) The number of performance shares actually earned and issued will be determined at the end of the performance cycle at the end of fiscal 2010.

The long-term incentive strategy is designed to support our business strategy and the interests of our shareholders.  Where possible, the program has been designed such that long-term incentives can qualify as performance-based compensation so that the expense associated with the program is fully deductible for federal income tax purposes.  Stock options, restricted stock and performance shares are expected to qualify as performance-based compensation.

Stock Option Granting Practices

Historically, we have made periodic stock option grants to NEOs.  No grants were made to NEOs in fiscal years 2006, 2007 or 2008; the last grant was made in fiscal 2005, except for NEOs newly hired or promoted.  The exercise price for any stock option is equal to the fair market value on the date of grant, which is an average of the opening and closing price on the date of grant.  The date of grant is the date of the Board of Directors meeting at which the award is approved.

Retirement and Deferred Compensation

Retirement benefits provided to NEOs (other than Mr. Wegener) are the same as those provided to our other full-time, salaried domestic employees. Retirement programs are designed to provide a competitive benefit to employees while allowing the Company to manage costs.

The Columbus McKinnon Corporation Monthly Retirement Benefit Plan, a defined benefit pension plan (the “Pension Plan”), provides an annual benefit at age 65 equal to the product of (i) 1% of the participant’s final average earnings (which is generally equal to the higher of (a) the average 12-consecutive month earnings during the last consecutive 60 months prior to retirement or (b) the average 12-consecutive month earnings during any 60-consecutive month period within the last 120 months prior to retirement) plus 0.5% of that part, if any, of final average earnings in excess of social security covered compensation, multiplied by (ii) such participant’s years of credited service, limited to 35 years.

Mr. Wegener is covered by a pension plan sponsored by our German subsidiary, Yale Industrial Products GmbH.  This defined benefit pension plan provides an annual benefit at age 65 equal to the product of (i) 0.5% of the highest average annual earnings of five years in succession of the last ten years prior to retirement, multiplied by (ii) credited years of service prior to age 65.

We also maintain a 401(k) retirement savings plan covering non-union domestic employees.  Highly compensated employees may contribute up to 7% (6% after February 7, 2008) of annual cash compensation (base salary and payments under the Annual Incentive Plan) subject to limits set by the Internal Revenue Code.  We match 50% of the employee’s contribution up to 3% of salary.

We maintain an Employee Stock Ownership Plan for the benefit of our domestic, non-union employees including our domestic NEOs.  This Plan is considered a retirement benefit by the Company in conjunction with its defined benefit pension and 401(k) retirement savings plan.

During fiscal 2008, we established a non-qualified deferred compensation plan (the “NQDC Plan”) under which eligible participants (including our Directors and domestic NEOs) may elect to defer a portion of their cash compensation. The NQDC Plan does not currently offer a company match on participant contributions. Participants may defer up to 75% of their base salary and up to 100% of annual short-term and long-term incentive compensation. Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements.

Other Benefits and Perquisites

We provide very limited perquisites and other compensation to our NEOs.  Instead, as previously discussed, we have elected to provide competitive fixed compensation through salary and benefits with opportunity for additional compensation through variable compensation based on Company performance.

NEOs may participate in benefit plans that are offered generally to salaried domestic employees such as those described above, as well as short and long-term disability, life insurance, health and welfare benefits, and paid time off.

Because the market for executive talent is national, and in some cases, global, we may recruit from outside of the regional area in order to obtain top talent.  We may elect to pay relocation costs for full-time employees who are required to relocate in connection with their employment (including NEOs) to minimize any financial detriment to the employee.  In situations where we pay relocation cost, we may also provide a payment to cover the cost of any additional taxes the employee incurs as a result of the reimbursement (a gross-up payment).

Mr. Wegener is employed in Germany and receives government benefits including health care, pension and unemployment insurance, for which we provide mandatory contributions.  Mr. Wegener is also covered by workers’ compensation insurance, for which we make contributions on his behalf.  Mr. Wegener is also entitled to the use of an automobile for business purposes.

Employment and Change-In-Control Agreements

Employment Agreements

With the exception of Mr. Wegener, the Company has no employment agreements with its NEOs, but does provide these other NEOs with eligibility for severance benefits under our general severance policy upon delivery of an acceptable release of legal claims, i.e., severed employees are paid one week of their base salary for every year of service at the Company.

Mr. Wegener’s agreement, entered into in 1996, does not have a fixed term and may be terminated by either party upon delivering written notice at least six months prior to the end of a calendar quarter.  Mr. Wegener’s base salary is reviewed and may be adjusted annually.  Mr. Wegener also participates in our Annual Incentive Plan and Long-Term Incentive Program.

Mr. Wegener’s agreement contains various restrictive covenants relating to the protection of confidential information and non-disclosure.

Change in Control Agreements

We have entered into change in control agreements with Messrs. Tevens and Gilbreath, Ms. Howard and Mr. Owen and certain other of our officers and employees.  The intent of these agreements is to provide executive officers with financial security in the event of a change-of-control to facilitate a transaction which may benefit shareholders but result in job loss to executives.  The change in control agreements provide for an initial term of one year, which, absent delivery of notice of termination, is automatically renewed annually for an additional one year term.

Generally, each of the NEOs (other than Mr. Wegener) is entitled to receive, upon termination of employment within 36 months of a change in control of our Company (unless such termination is because of death, disability, for cause or by the officer or employee other than for “good reason,” as defined in the change in control agreements), (i) a lump sum severance payment equal to three times the sum of (A) his or her annual salary and (B) the greater of (1) the annual target bonus under the Annual Incentive Plan in effect on the date of termination and (2) the annual target bonus under the Annual Incentive Plan in effect immediately prior to the change in control, (ii) continued coverage for 36 months under our medical and life insurance plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which he or she would have accrued under our tax-qualified retirement plans had he or she continued to be employed by us for three additional years and (iv) certain other specified payments.

Aggregate “payments in the nature of compensation” (within the meaning of Section 280G of the Internal Revenue Code) payable to any executive or employee under the change in control agreements is limited to the amount that is fully deductible by us under Section 280G of the Internal Revenue Code less one dollar. The events that trigger a change in control under these agreements include (i) the acquisition of 20% or more of our outstanding common stock by certain persons, (ii) certain changes in the membership of our Board of Directors, (iii) certain mergers or consolidations, (iv) certain sales or transfers of substantially all of our assets and (v) the approval by our shareholders of a plan of dissolution or liquidation.

Under the 2002 Restricted Stock Plan (the “Restricted Stock Plan”), the 2002 Incentive Stock Option Plan (the “ISO Plan”), the 2002 Non-Qualified Stock Option Plan (the “Non-Qualified Plan”) and the 2006 Long Term Incentive Plan (the “Omnibus Plan”) (collectively, the “Equity Plans”), vesting of equity awards is generally not accelerated upon a change-in-control unless the executive experiences a covered termination.  Change in control benefits are provided only upon a covered termination in order to support and promote shareholder interests by limiting cost of these agreements and providing a potential retention vehicle.  Severance benefits payable upon a change in control are also limited to the amount that is fully tax deductible to us, which limits our cost.

As a result of the changes to the requirements for deferrals of compensation, which also generally impacted severance and change-in-control arrangements, the Compensation Committee undertook a thorough review of the NEOs Change In Control agreements during fiscal 2008, assisted by Company Management, Exequity and outside legal counsel. As a result of this review, the Compensation Committee concluded that the Change In Control Agreements should be amended so as to comply with the requirements of Internal Revenue Code Section 409A and to be revised for current best-practice thinking in regard to Change In Control protection. The changes to the agreements included: revising the definition of good reason; revising the timing of severance payments; reducing the period of protection following a change in control from 3 years to 2 years; revising the severance payments to better reflect the impact of the age of the NEO; revising the definition of change in control; adding protection against reduction of base salary immediately prior to a termination following a change in control; adding protection for the NEOs’ earned prior year bonus that has not yet been paid at the time of a termination following a change in control; eliminating the “continued pay” provisions; and, making post-termination benefits easier to provide in light of Section 409A and other regulatory requirements. These changes are anticipated to be made to the Change In Control agreements during fiscal 2009.

Tax and Accounting Considerations

The Compensation Committee has considered the implications of Section 162(m) of the Internal Revenue Code in making decisions concerning compensation design and administration.  The Compensation Committee views tax deductibility as an important consideration and intends to maintain deductibility wherever possible, but also believes that our business needs should be the overriding factor of compensation design.  Therefore, the Compensation Committee believes it is important to maintain flexibility and has not adopted a policy requiring that specific programs meet the requirements of performance-based compensation under Section 162(m).  The Committee also considers tax implications for executives and structures its compensation programs to comply with Section 409A of the Internal Revenue Code.  Accounting and cost implications of compensation programs are considered in program design; however, the main factor is alignment with our business needs.

Incentive Plans

2006 Long Term Incentive Plan.    In May 2006, we adopted the Omnibus Plan and reserved, subject to certain adjustments, an aggregate of 850,000 shares of our common stock for issuance thereunder.  The Omnibus Plan was approved by our shareholders in July 2006 at our 2006 Annual Meeting.  Under the terms of Omnibus Plan, incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and stock bonuses may be granted by our Compensation Committee to our officers and other key employees as well as to non-employee directors.  In fiscal 2008, we granted 34,457 shares of performance-based restricted stock, 7,601 shares of our common stock and 1,842 restricted stock units under the Omnibus Plan.  There are 783,510 shares remaining for future issuance under the Omnibus Plan.  We plan to utilize these available shares in connection with future grants where appropriate.

Non-Qualified Stock Option Plan.   In October 1995, we adopted the Non-Qualified Plan and reserved, subject to certain adjustments, an aggregate of 250,000 shares of our common stock for issuance thereunder.  Under the terms of the Non-Qualified Plan, which was amended in 1999, options may be granted by our Compensation Committee to our officers and other key employees as well as to non-employee directors and advisors.  In fiscal 2008, we granted options to purchase 5,000 shares of our common stock under the Non-Qualified Plan.  There are 58,320 shares remaining for future issuance under the Non-Qualified Plan.  We plan to utilize these available shares in connection with future option grants where appropriate.

Incentive Stock Option Plan.   Our ISO Plan, which was adopted in October 1995 and

amended in 2002, authorizes our Compensation Committee to grant to our officers and other key employees stock options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code.  The ISO Plan reserved, subject to certain adjustments, an aggregate of 1,750,000 shares of common stock to be issued thereunder.  Options granted under the ISO Plan become exercisable over a four-year period at the rate of 25% per year commencing one year from the date of grant at an exercise price of not less than 100% of the fair market value of our common stock on the date of grant.  Any option granted thereunder may be exercised not earlier than one year and not later than ten years from the date the option is granted.  In the event of certain extraordinary transactions, including a change in control, the vesting of such options would automatically accelerate.  In fiscal 2008, we did not grant any options to purchase shares of our common stock under the ISO Plan.  There are 74,155 shares remaining for future issuance under the ISO Plan.  We plan to utilize these available shares in connection with future option grants where appropriate.

Restricted Stock Plan.   Our Restricted Stock Plan, which was adopted in October 1995 and amended in 2002, reserves, subject to certain adjustments, an aggregate of 150,000 shares of our common stock to be issued upon the grant of restricted stock awards thereunder.  Under the terms of the Restricted Stock Plan, our Compensation Committee may grant to our employees restricted stock awards to purchase shares of common stock at a purchase price of not less than $.01 per share.  Shares of common stock issued under the Restricted Stock Plan are subject to certain transfer restrictions and, subject to certain exceptions, must be forfeited if the grantee’s employment with us is terminated at any time prior to the date the transfer restrictions have lapsed.  Grantees who remain continuously employed with us become vested in their shares five years after the date of the grant, or earlier upon death, disability, retirement or other special circumstances.  The restrictions on any such stock awards automatically lapse in the event of certain extraordinary transactions, including a change in our control.  In fiscal 2008, we awarded 1,000 shares of our common stock under the Restricted Stock Plan.  There are 47,000 shares remaining for future issuance under the Restricted Stock Plan.  We plan to utilize these available shares in connection with future awards where appropriate.

Annual Incentive Plan.   In 2006, we adopted the Annual Incentive Plan to replace our previous corporate incentive plan and to pay covered employees appropriate bonuses for their performance and to obtain, for federal income tax purposes, the deductibility of bonus awards made under this Plan.  Accordingly, the amounts payable under this Plan are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code.  Our executive officers and certain of our managers are eligible to participate in the Annual Incentive Plan.  Under this Plan, for each fiscal year, the objective performance goal(s) for each participant is set by the Compensation Committee within the first 90 days of the fiscal year.  The performance goals will relate to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue Code, but limited to: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Compensation and Succession Committee), sales or revenue, net income (either before or after taxes), operating earnings or income, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on investment, return on shareholders’ equity, return on assets or net assets, return on capital, debt reduction, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reduction or savings, customer or employee satisfaction, safety, working capital, earnings or diluted earnings per share, price per share of our common stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  After the end of each fiscal year, the Compensation Committee will determine and certify in writing the amount of bonus to be awarded to each participant in accordance with the limitations established by the Plan, which bonus will be paid in cash.

401(k) Plan.    We maintain a 401(k) retirement savings plan which covers all of our non-union employees in the U.S., including our executive officers, who have completed at least 90 days of service.  Eligible participants may contribute up to 30% of their annual compensation (6% for highly compensated employees), subject to an annual limitation as adjusted by the provisions of the Internal Revenue Code.  Employee contributions are matched by us in an amount equal to 50% of the employee’s contributions, as such term is defined in the 401(k) Plan.  Our matching contributions are limited to the first 3.0% of the employee’s base pay and vest at the rate of 20% per year.

Summary Compensation Table

The following table sets forth the cash compensation as well as certain other compensation earned during the years ended March 31, 2008 and 2007, for the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers who received annual compensation in excess of $100,000:

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Award	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings		All Other Compensation		Total
Timothy T. Tevens, President and Chief Executive Officer	2008 2007	$575,000 550,000		$	─ ─	$112,260 ─	$108,565 91,875	$357,995 401,198	$13,864 37,432	(3)	$11,805 10.357	(4)	$1,179,489 1,090,862
Derwin R. Gilbreath, Vice President and Chief Operating Officer	2008 2007	328,000 315,000			─ ─	51,233 ─	96,974 84,375	139,882 149,030	22,213 18,191	(3)	11,805 222,037	(4)	650,107 788,633
Karen L. Howard, Vice President – Finance and Chief Financial Officer	2008 2007	277,000 265,000			─ ─	43,262 ─	20,938 14,700	107,393 113,977	6,531 24,252	(3)	11,805 10,090	(4)	466,929 428,019
Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe	2008 2007	442,140 359,332	(5)		─ ─	17,559 ─	13,137 150,338	256,205 336,447	203,687 661,296	(6)	─ ─		932,728 1,507,413
Joseph J. Owen, Vice President and Hoist Group Leader	2008 2007	217,700 211,200			─ ─	21,250 ─	25,114 22,050	66,979 94,764	8,635 21,033	(3)	11,957 10,090	(4)	351,635 359,137

____________________________________

(1) Represents the amount recognized for financial statement reporting purposes in accordance with FAS No. 123(R) using the assumptions set forth in the footnotes to the financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.  These values include expense for option awards granted prior to fiscal 2008, all or a portion of which vested in fiscal 2008.

      (2) Represents awards under the Annual Incentive Plan earned in fiscal 2008 and paid in fiscal 2009.

(3) Represents the aggregate increase in actuarial value under the Columbus McKinnon Corporation Monthly Retirement Benefit Plan from December 31, 2006 to December 31, 2007.

(4) Consists of: (i) the value of shares of common stock allocated in fiscal 2008 under our Employee Stock Ownership Plan, or ESOP, to accounts for Messrs. Tevens and Gilbreath, Ms. Howard and Mr. Owen in the amount of $4,935 each, (ii) premiums for group term life insurance policies insuring the lives of Messrs. Tevens and Gilbreath, Ms. Howard and Mr. Owen in the amount of $120 each and (iii) our matching contributions under our 401(k) plan for Messrs. Tevens and Gilbreath, Ms. Howard and Mr. Owen in the amount of $6,750 each.  The amount reflected for Mr. Owen also includes a service award of $151.

(5) Represents payments to Mr. Wegener of €279,960, as converted based on the conversion rate in effect on March 31, 2008.

(6) Represents the aggregate increase in actuarial value under the Yale Industrial Products GmbH Pension Plan from March 31, 2007 to March 31, 2008 of €128,973, as converted based on the conversion rate in effect on March 31, 2008.

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in fiscal 2008 to the executives named in the summary compensation table.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards per Share	Grant Date Fair Value of Stock and Option Awards(2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Timothy T. Tevens, President and Chief Executive Officer	4/1/07 5/21/07	$215,625 ─	$431,250 ─	$1,293,750 ─	$ ─ 57,500	$ ─ 230,000	$ ─ 345,000	─ ─	─ ─	$ ─ ─	$ ─ ─
Derwin R. Gilbreath, Vice President and Chief Operating Officer	4/1/07 5/21/07	90,200 ─	180,400 ─	541,200 ─	─ 26,240	─ 104,960	─ 157,440	─ ─	─ ─	─ ─	─ ─
Karen L. Howard, Vice President – Finance and Chief Financial Officer	4/1/07 5/21/07	69,250 ─	138,500 ─	415,500 ─	─ 22,160	─ 88,640	─ 132,960	─ ─	─ ─	─ ─	─ ─
Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe	4/1/07 5/21/07	99,481 ─	198,963 ─	596,889 ─	─ 11,054	─ 44,214	─ 66,231	─ ─	─ ─	─ ─	─ ─
Joseph J. Owen, Vice President and Hoist Group Leader	4/1/07 5/21/07	48,983 ─	97,965 ─	293,895 ─	─ 11,054	─ 43,540	─ 63,510	─ ─	─ ─	─ ─	─ ─
___________________

(1) Represents the potential payout range under the Annual Incentive Plan discussed above.  The final fiscal 2008 payout can be found in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2) Represents the potential payout range related to the performance share portion of long term incentives, subject to achievement of performance targets.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the executives named in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of March 31, 2008:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Timothy T. Tevens, President and Chief Executive Officer	23,810(1) 30,190(1) 38,620(2) 21,380(2) 93,750(3)	─ ─ ─ ─ 31,250	─	$20.60 20.60 10.00 10.00 5.46	4/1/09 4/1/09 8/20/11 8/20/11 5/17/14	─	─	13,883(7)	$430,095
Derwin R. Gilbreath, Vice President and Chief Operating Officer	23,750(4)	11,250	─	13.91	3/29/15	─	─	6,336(7)	196,289
Karen L. Howard, Vice President – Finance and Chief Financial Officer	22,345(1) 13,655(1) 40,500(2) 4,500(2) 15,000(3)	─ ─ ─ ─ 5,000	─	$20.60 20.60 10.00 10.00 5.46	4/1/09 4/1/09 8/20/11 8/20/11 5/17/14	─	─	5,350(7)	165,743
Wolfgang Wegener, Vice President and Managing Director – Columbus McKinnon Europe	1,000(5) 18,000(1) 15,000(2) 10,000(3) 2,500	─ ─ ─ 5,000 7,500(6)	─	29.00 20.60 10.00 5.46 20.86	6/1/08 4/1/09 8/20/11 5/17/14 10/17/16	─	─	2,151(7)	66,638
Joseph J. Owen, Vice President and Hoist Group Leader	1,000(5) 18,000(1) 22,500(2) ─(3)	─ ─ ─ 7,500	─	29.00 20.60 10.00 5.46	6/1/08 4/1/09 8/20/11 5/17/14	─	─	2,628(7)	81,415

_____________
(1) These options were granted on April 1, 1999 and vest ratably over a four-year period, beginning April 1, 2000.

(2) These options were granted on August 20, 2001 and vest ratably over a four-year period, beginning August 1, 2002.

(3) These options were granted on May 17, 2004 and vest ratably over a four-year period, beginning May 17, 2005.

(4) These options were granted on March 29, 2005 and vest ratably over a four-year period, beginning March 29, 2006.

(5) These options were granted on June 1, 1998 and vest ratably over a four-year period, beginning June 1, 1999.

(6) These options were granted on October 17, 2006 and vest ratably over a four-year period, beginning October 17, 2007.

(7)  These performance shares were granted May 21, 2007 and vest ratably over a three-year period, beginning May 21, 2007.  The number of performance shares earned will be determined at the end of the performance period April 1, 2007 through March 31, 2010.

Options Exercised and Stock Vested

The following table sets forth information with respect to the executives named in the summary compensation table relating to the exercise of stock options, stock appreciation rights and similar rights, and the vesting of stock in connection therewith, in fiscal 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Timothy T. Tevens, President and Chief Executive Officer	─	─	─	─
Derwin R. Gilbreath, Vice President and Chief Operating Officer	10,000	$180,900	─	─
Karen L. Howard, Vice President – Finance and Chief Financial Officer	─	─	─	─
Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe	─	─	─	─
Joseph J. Owen, Vice President and Hoist Group Leader	15,000	353,775	─	─
____________________

(1) Represents the difference between the option exercise price and the average of the high and low prices of our common stock on the date of exercise as quoted on Nasdaq.

Pension Plan

The Pension Plan is a  non-contributory, defined benefit plan which provides certain of our domestic employees with retirement benefits.  As defined in the Pension Plan, a participant’s annual pension benefit at age 65 is equal to the product of (i) 1% of the participant’s final average earnings, as calculated by the terms of the Pension Plan, plus 0.5% of that part, if any, of final average earnings in excess of such participant’s “social security covered compensation,” as such term is defined in the Pension Plan, multiplied by (ii) such participant’s years of credited service, limited to 35 years.  Plan benefits are not subject to reduction for social security benefits.

As discussed above, Mr. Wegener is covered by a pension plan sponsored by our German subsidiary, Yale Industrial Products GmbH.  This defined benefit pension plan provides an annual benefit at age 65 equal to the product of  (i) 0.5% of the highest average annual earnings of five years in succession of the last ten years prior to retirement, multiplied by (ii) credited years of service prior to age 65.

The following table sets forth with respect to each of our plans that provides retirement benefits to our NEOs, (i) the years of credited service of each of the executives named in the summary compensation table, (ii) the present value of his or her accumulated benefit and (iii) payments received by him or her during fiscal 2008:

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit		Payments During Last Fiscal Year
Timothy T. Tevens, President and Chief Executive Officer	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	15.67	$239,606	(2)	─
Derwin R. Gilbreath, Vice President and Chief Operating Officer	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	1.83	40,404	(2)	─
Karen L. Howard, Vice President – Finance and Chief Financial Officer	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	11.50	128,719	(2)	─
Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe	Yale Industrial Products GmbH Pension Plan	30.42	3,254,506	(3)	─
Joseph J. Owen, Vice President and Hoist Group Leader	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	9.67	109,279	(2)	─
____________________

(1) Years of credited service is determined as of December 31, 2007.

(2)  The present value of accumulated benefit under the Columbus McKinnon Corporation Monthly Benefit Plan is calculated as of December 31, 2007 using (i) a discount rate of 6.50%, (ii) the GAM 1994 Group Annuity Table for Males and Females and (iii) the earliest retirement age at which benefits are not reduced (typically, age 65).

(3)  The present value of accumulated benefit under the Yale Industrial Products GmbH Pension Plan is calculated as of March 31, 2008 using (i) a discount rate of 6%, (ii) the Richttafeln 2005G by Klaus Heubeck Mortality Table, (iii) the retirement age under German social security legislation and (iv) the euro to dollar conversion rate in effect on March 31, 2008.

Non-Qualified Deferred Compensation

During fiscal 2008, we established theNQDC Plan under which eligible participants (including our Directors and domestic NEOs) may elect to defer a portion of their cash compensation.  The NQDC Plan does not currently offer a company match on participant contributions.  Participants may defer up to 75% of their base salary and up to 100% of annual short-term and long-term incentive compensation. Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements.

Other Potential Post-Employment Payments

It is our policy to provide severance benefits to each of our domestic full-time salaried employees and hourly employees not covered by a collective bargaining agreement who involuntarily lose their positions without cause.  Eligible employees who sign a release generally receive (i) one week of base salary at the rate then in effect for each full year of continuous service (with any fractions being rounded up) and (ii) continuation of medical, dental and life insurance benefits for the severance period.

           The following table sets forth the amount each NEO would receive under various termination scenarios described above using the following assumptions:

•	Termination of employment on March 31, 2008; and
•	Exercise of all options and vesting of all restricted stock based on the closing market price of $30.98 per share of our common stock on March 31, 2008.

Name	Voluntary Termination		Retirement(2)		Involuntary Termination		Termination in connection with Change in Control		Death
Timothy T. Tevens, President and Chief Executive Officer	$4,260,474	(1)	$4,618,869	(2)	$4,809,900	(3)	$8,329,753	(4)	$4,453,839	(5)
Derwin R. Gilbreath, Vice President and Chief Operating Officer	436,321	(1)	576,603	(2)	602,245	(3)	2,370,185	(4)	626,203	(5)
Karen L. Howard, Vice President – Finance and Chief Financial Officer	1,715,495	(1)	1,823,288	(2)	1,894,777	(3)	3,219,044	(4)	1,872,888	(5)
Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe(6)	782,040	(7)	1,038,245	(8)	2,364,667	(9)		(10)	1,038,245	(11)
Joseph J. Owen, Vice President and Hoist Group Leader	682,335	(1)	749,713	(2)	797,598	(3)	2,141,427	(4)	799,313	(5)
_______________

(1) Includes (i) the value of vested stock options and (ii) accrued vacation through the date of termination.  In addition, each NEO would be entitled to receive (i) accrued salary through the date of termination, (ii) the vested portion of his or her 401(k) Plan account and (iii) benefits under the Pension Plan (assuming such NEO is vested and eligible to retire).  Generally, employees who voluntarily terminate their employment are not eligible to receive an award under the Annual Incentive Plan earned in fiscal 2008 if they are not continuously employed through the date of payment.

(2) Includes (i) the value of vested stock options, (ii) awards under the Annual Incentive Plan earned in fiscal 2008 and paid in fiscal 2008, (iii) accrued vacation through the date of termination and (iv) a company retirement gift. In addition, each NEO would be entitled to receive (i) accrued salary through the date of termination, (ii) the vested portion of his or her 401(k) Plan account, (iii) benefits under the Pension Plan (assuming such NEO is vested and eligible to retire), (iv) vested benefits under our ESOP and (v) a proportionate amount of his or her restricted stock awards that is earned upon attainment of the performance goals.

(3) Includes (i) severance (including medical, dental and life insurance continuation benefits under our severance policy), (ii) the value of vested stock options, (iv) awards under the Annual Incentive Compensation Plan earned in fiscal 2008 and paid in fiscal 2009 and (iii) accrued vacation through the date of termination.  In addition, each NEO would be entitled to receive (i) accrued salary through the date of termination, (ii) the vested portion of his or her 401(k) Plan account and (iii) benefits under the Pension Plan (assuming such NEO is vested and eligible to retire).

(4) Includes (i) termination payments under the change in control agreements (up to the maximum permitted), (ii)  medical, dental and life insurance continuation benefits, (iii) the value of vested stock options and (iv) accrued vacation through the date of termination.  In addition, each NEO would be entitled to receive (i) accrued salary through the date of termination, (ii) the vested portion of his or her 401(k) Plan account, (iii) benefits under the Pension Plan (assuming such NEO is vested and eligible to retire) and (iv) the full value of his or her restricted stock awards.

(5) Includes (i) Company provided group term life insurance benefits, (ii) the value of vested stock options, (iii) awards under the Annual Incentive Plan earned in fiscal 2008 and paid in fiscal 2009 and (iv) accrued vacation through the date of termination. In addition, each NEO would be entitled to receive (i) accrued salary through the date of termination, (ii) the vested portion of his or her 401(k) Plan account, (iii) benefits under the Pension Plan to his or her spouse (assuming such NEO is vested and eligible to retire), (iv) vested benefits under our ESOP and (v) a proportionate amount of his or her  restricted stock awards that is earned upon attainment of the performance goals.  Under our group term life insurance plan, all domestic full-time salaried employees and hourly employees are entitled to a death benefit equal to one times their annual base salary, with a minimum benefit of $25,000 and a maximum benefit of $50,000.

(6) As a non-domestic employee, Mr. Wegener is not a participant in our Pension Plan, 401(k) Plan, group term life insurance plan or medical plans.

(7) Represents the value of vested stock options.  In addition, Mr. Wegener would be entitled to receive (i) accrued salary through the date of termination and (ii) benefits under the Yale Industrial Products GmbH Pension Plan (assuming he is eligible to retire).  Generally, employees who voluntarily terminate their employment are not eligible to receive an award under the Annual Incentive Plan earned in fiscal 2008 if they are not continuously employed through the date of payment.

(8) Includes (i) the value of vested stock options and  (ii) awards under the Annual Incentive Plan earned in fiscal 2008 and paid in fiscal 2009.  In addition, Mr. Wegener would be entitled to receive (i) accrued salary through the date of termination and (ii) benefits under the Yale Industrial Products GmbH Pension Plan (assuming he is eligible to retire) and (iii) a proportionate amount of his  restricted stock awards that is earned upon attainment of the performance goals

(9) Includes (i) severance, (ii) the value of vested stock options and (iii) awards under the Annual Incentive Compensation Plan earned in fiscal 2008 and paid in fiscal 2009.  In addition, Mr. Wegener would be entitled to receive (i) accrued salary through the date of termination and (ii) benefits under the Yale Industrial Products GmbH Pension Plan (assuming he is eligible to retire).

(10) Mr. Wegener is not subject to a change in control agreement.  The benefits he would receive following a termination of employment following a change in control would be the same as he would receive following an involuntary termination of employment, except that he would receive the full amount of his restricted stock awards and stock options.

(11) Includes (i) death benefits under the Yale Industrial Products GmbH Pension Plan, (ii) the value of vested stock options (iii) awards under the Annual Incentive Plan earned in fiscal 2008 and paid in fiscal 2009 and (iii) a proportionate amount of his restricted stock awards that is earned upon attainment of the performance goals.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2008, including the Restricted Stock Plan, Omnibus Plan,  Non-Qualified Plan and ISO Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	786,850	$12.91	962,985

Equity compensation plans not approved by security holders	—	—	—
	________	_______	_________
Total	786,850	$12.91	962,985

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between any member of our Compensation and Succession Committee or any of our executive officers and any member of any other company’s board of directors or compensation committee (or equivalent), nor has any such relationship existed in the past.  No member of our Compensation and Succession Committee was, during fiscal 2008 or prior thereto, an officer or employee of our Company or any of our subsidiaries.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of March 31, 2008 regarding the beneficial ownership of our common stock by (i) each person who is known by us to own beneficially more than 5% of our common stock; (ii) by each Director; (iii) by each of our executive officers named in the Summary Compensation Table and (iv) by all of our executive officers and Directors as a group.  The business address of each of the executive officers and directors is 140 John James Audubon Parkway, Amherst, New York 14228-1197.

Directors, Officers and 5% Shareholders	Number Of Shares (1)	Percentage Of Class
Ernest R. Verebelyi (2)	4,322	*
Timothy T. Tevens (3)	294,674	1.55%
Richard H. Fleming (2)	9,826	*
Wallace W. Creek (2)	11,822	*
Stephen Rabinowitz (2)	4,822	*
Linda A. Goodspeed (2)	5,872	*
Nicholas T. Pinchuk (2)	2,137
Karen L. Howard (4)	141,539	*
Derwin R. Gilbreath (5)	34,059	*
Wolfgang Wegener (6)	50,500	*
Joseph J. Owen (7)	61,686	*
All Directors and Executive Officers as a Group (13 persons) (8)	652,244	3.44%
Columbus McKinnon Corporation Employee Stock Ownership Plan (2)	843,835	4.45%
Fidelity Management & Research Company (9)	1,383,253	7.30%
Jeffrey L. Gendell (10)	1,131,251	5.97%
Wells Fargo & Company (11)	1,031,640	5.44%
The Vanguard Group, Inc. (12)	1,018,799	5.38%
Eagle Asset Management, Inc. (13)	994,052	5.25%
Wentworth, Hauser & Violich, Inc. (14)	949,733	5.00%
____________________
 * Less than 1%.

(1)   Rounded to the nearest whole share.  Unless otherwise indicated in the footnotes, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder, except to the extent that authority is shared by spouses under applicable law.

(2) Does not include 1,800 Restricted Stock Units held by each of Messrs. Verebelyi, Fleming, Creek and Rabinowitz and Ms. Goodspeed and 320 restricted Stock Units held by Mr. Pinchuk.

(3)   Includes (i) 43,326 shares of common stock owned directly, (ii) 7,000 shares of common stock owned directly by Mr. Tevens’ spouse, (iii) 5,348 shares of common stock allocated to Mr. Tevens’ ESOP account and (iv) 239,000 shares of common stock issuable under options granted to Mr. Tevens which are exercisable within 60 days.

(4)   Includes (i) 38,168 shares of common stock owned directly, (ii) 2,371 shares allocated to Ms. Howard’s ESOP account and (iii) 101,000 shares of common stock issuable under options granted to Ms. Howard which are exercisable within 60 days. Excludes 841,464 additional shares of common stock owned by the ESOP for which

Ms. Howard serves as one of three trustees and for which she disclaims any beneficial ownership.

(5)   Includes (i) 23,750 shares of common stock issuable under options granted to Mr. Gilbreath which are exercisable within 60 days and (ii) 309 shares of common stock allocated to Mr. Gilbreath’s ESOP account.  Excludes 11,250 shares of common stock issuable under options granted to Mr. Gilbreath which are not exercisable within 60 days.

(6)   Includes 50,500 shares of common stock issuable under options granted to Mr. Wegener which are exercisable within 60 days.  Excludes 7,500 shares of common stock issuable under options granted to Mr. Wegener which are not exercisable within 60 days.

(7)   Includes (i) 9,644 shares of common stock owned directly, (ii) 1,715 shares of common stock allocated to Mr. Owen’s ESOP account, (iii) 1,327 shares of common stock owned by Mr. Owen’s spouse, and (iv) 49,000 shares of common stock issuable under options granted to Mr. Owen which are exercisable within 60 days.

(8)   Includes (i) options to purchase an aggregate of 479,500 shares of common stock issuable to certain executive officers which are exercisable within 60 days. Excludes the shares of common stock owned by the ESOP as to which Ms. Howard, Mr. Harvey and Mr. Steinberg serve as trustees, except for an aggregate of 11,236 shares allocated to the respective ESOP accounts of our executive officers and (ii) options to purchase an aggregate of 41,250 shares of common stock issued to certain executive officers which are not exercisable within 60 days.

(9)   Information with respect to Fidelity Management & Research Company is based on a Schedule 13G/A filed by FMR LLC. with the Securities and Exchange Commission on February 14, 2008 by a group consisting of Edward C. Johnson 3d, members of the family of Edward C. Johnson 3d, Pyramis Global Advisors Trust Company, and Fidelity Low Priced Stock Fund.  Based solely upon information in this Schedule 13G/A, FMR LLC and its direct and indirect subsidiaries share voting power and dispositive power with respect to all such shares of common stock.  The stated business address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

 (10)  Information with respect to Jeffrey L. Gendell is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 1, 2008 by a group consisting of Tontine Overseas Associates, L.L.C., Tontine Capital Partners, L.P., Tontine Capital Management, L.L.C., Tontine Partners, L.P., Tontine Management, L.L.C. and Jeffrey L. Gendell (individually and as managing member of Tontine Capital Management, L.L.C., general  partner of Tontine Capital Partners, L.P., managing member of Tontine Management, L.L.C., general partner of Partners, L.P. and managing member of Tontine Overseas Associates, L.L.C.).  Based solely upon information in this Schedule 13G/A, Jeffrey L. Gendell and these affiliated entities share voting power and dispositive power with respect to all of such shares of common stock.  The stated business address for Jeffrey L. Gendell and these affiliated entities is 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830.

(11) Information with respect to Wells Fargo & Company is based on a Schedule 13G filed with the Securities and Exchange Commission on February 1, 2008.  Based solely upon information in this Schedule 13G, Wells Fargo & Company has sole voting power and dispositive power with respect to all of such shares of common stock.  The stated business address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104.

(12) Information with respect to The Vanguard Group, Inc. is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008.  The stated business address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(13) Information with respect to Eagle Asset Management, Inc. is based on a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2008.  The business address of Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33716.

(14) Information with respect to Wentworth, Hauser & Violich, Inc. is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008.  The business address of Wentworth, Hauser & Violich, Inc. is 353 Sacramento Street, Suite 600, San Francisco, California 94111.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission and Nasdaq initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Our executive officers, Directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our executive officers, Directors and greater than 10% beneficial owners were complied with during the fiscal year ended March 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board of Directors has adopted a written policy regarding the review, approval and ratification of transactions with related persons.  The policy describes the types of transactions covered, the standards to be applied and the persons responsible for approving and reviewing related person transactions.  A copy of this policy is posted on the Investor Relations section of the Company’s website at www.cmworks.com. In 2008, the Company did not engage in any transaction with a related person in which the amount involved exceeded $120,000.

REPORT OF THE AUDIT COMMITTEE

Review of Our Audited Financial Statements

Our Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m)(3) of the Exchange Act and under the Nasdaq Stock Market, LLC listing standards currently in effect.  In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that each of Messrs. Fleming and Creek qualifies as an “audit committee financial expert.”

The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by the Company’s primary independent public accountants.  However, as a matter of course, we will not engage any outside accountants to perform any significant audit or non-audit services without the prior approval of the Audit Committee.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended March 31, 2008 with our management.  The Audit Committee has also discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” and has discussed the independence of Ernst & Young LLP with that firm.

Based on the review and the discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2008 for filing with the Securities and Exchange Commission.

Richard H. Fleming, Chairman
Wallace W. Creek
Stephen Rabinowitz
Linda A. Goodspeed

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING MARCH 31, 2009

General

We are asking our shareholders to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2009.  In the event our shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to us by Ernst & Young LLP for fiscal 2007 and 2008 are as follows:

	Fiscal Year
	2008	2007
	($ in thousands)
Audit Fees	$800	$818
Audit Related Fees	19	117
Tax Fees	245	152
All Other Fees	0	0

Total	$1,064	$1,087

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2009.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by us, including expenses in connection with preparing and mailing this Proxy Statement.  In addition to the use of the mail, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our Directors, officers and employees at no additional compensation.  Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

OTHER MATTERS

Our management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting.  However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

SHAREHOLDERS’ PROPOSALS

Proposals of shareholders intended to be presented at the 2009 Annual Meeting must be received by us by February 27, 2009 to be considered for inclusion in our Proxy Statement and form of proxy relating to that meeting.  In addition, our by-laws require that notice of shareholder proposals and nominations for director be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting for the preceding year; provided, however, if the Annual Meeting is not scheduled to be held within a period commencing 30 days before such anniversary date and ending 30 days after such anniversary date, such shareholder notice shall be delivered by the later of (i) 90 days prior to the date of the Annual Meeting or (ii) the tenth day following the date such Annual Meeting date is first publicly announced or disclosed.  The date of the 2009 Annual Meeting has not yet been established.  Nothing in this paragraph shall be deemed to require us to include in our Proxy Statement and proxy relating to the 2009 Annual Meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the Exchange Act, and the rules and regulations promulgated thereunder.

OTHER INFORMATION

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED MARCH 31, 2008, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO.  Such written request should be directed to Columbus McKinnon Corporation, 140 John James Audubon Parkway, Amherst, New York  14228-1197, Attention:  Secretary.  Each such request must set forth a good faith representation that, as of June 6, 2008, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting.

The accompanying Notice and this Proxy Statement are sent by order of our Board of Directors.

TIMOTHY R. HARVEY
Secretary

Dated:  June 27, 2008

COLUMBUS McKINNON CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 28, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints TIMOTHY T. TEVENS and KAREN L. HOWARD and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Shareholders of COLUMBUS McKINNON CORPORATION (the “Company”) to be held at the Ramada Hotel and Conference Center at 2402 North Forest Road, Amherst, New York, on July 28, 2008 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

COLUMBUS McKINNON CORPORATION

July 28, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
  - or -
TELEPHONE - call toll-free 1-800-PROXIES (1 800-776-9437) from any touch tone telephone and follow the instructions.  Have your control number and the proxy card available when you call.
- or -
INTERNET - access www.voteproxy.com and follow the on-screen instructions.  Have your control number available when you access the web page.

COMPANY NUMBER IS   ___________________

ACCOUNT NUMBER IS   ___________________

You may enter your voting instructions at 1 -800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along the perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR ELECTION OF DIRECTORS.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    /X/

1.           ELECTION OF DIRECTORS:
NOMINEES:
☐ FOR ALL NOMINEES	○ TIMOTHY T. TEVENS
○ RICHARD H. FLEMING
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	○ ERNEST R. VEREBELYI
○ WALLACE W. CREEK
☐ FOR ALL EXCEPT (see instructions below)	○ STEPHEN RABINOWITZ
○ LINDA A. GOODSPEED
○ NICHOLAS T. PINCHUK

INSTRUCTION:  To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ●

2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2009

☐           FOR                                ☐           AGAINST                                ☐           ABSTAIN

3.           In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1 and 2.

To change the address on your account, please check the box at right             □
and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder _____________________ Date:___________________

Signature of Shareholder _____________________ Date:___________________
Note:  Please sign exactly as name appears on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

COLUMBUS McKINNON CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN
VOTING INSTRUCTION CARD FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 28, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Trustees of the Columbus McKinnon Corporation Employee Stock Ownership Plan (the “ESOP”) are hereby authorized to be present and to vote at the Annual Meeting of Shareholders of COLUMBUS McKINNON CORPORATION (the “Company”) to be held at the Ramada Hotel and Conference Center at 2402 North Forest Road, Amherst, New York, on July 28, 2008 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

COLUMBUS McKINNON CORPORATION

July 28, 2008

ESOP

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
  - or -
TELEPHONE - call toll-free 1-800-PROXIES (1 800-776-9437) from any touch tone telephone and follow the instructions.  Have your control number and the proxy card available when you call.
- or -
INTERNET - access www.voteproxy.com and follow the on-screen instructions.  Have your control number available when you access the web page.

COMPANY NUMBER IS   ___________________

ACCOUNT NUMBER IS   ___________________

You may enter your voting instructions at 1 -800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along the perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR THE ELECTION OF DIRECTORS.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    /X/

THE TRUSTEES MAKE NO RECOMMENDATION WITH RESPECT TO VOTING YOUR ESOP SHARES ON ANY PROPOSALS.

1.           ELECTION OF DIRECTORS:
NOMINEES:
☐ FOR ALL NOMINEES	○ TIMOTHY T. TEVENS
○ RICHARD H. FLEMING
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	○ ERNEST R. VEREBELYI
○ WALLACE W. CREEK
☐ FOR ALL EXCEPT (see instructions below)	○ STEPHEN RABINOWITZ
○ LINDA A. GOODSPEED
○ NICHOLAS T. PINCHUK

INSTRUCTION:  To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ●

2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2009

☐           FOR                                ☐           AGAINST                                ☐           ABSTAIN

3.           In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

WHEN PROPERLY EXECUTED, THIS VOTING INSTRUCTION WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE, THE TRUSTEES WILL VOTE ANY ALLOCATED ESOP SHARES “FOR” PROPOSAL NOS. 1 AND 2.

To change the address on your account, please check the box at right             □
and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder _____________________ Date:___________________

Signature of Shareholder _____________________ Date:___________________

Note:  Please sign exactly as name appears on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

BROKER CARD

COLUMBUS McKINNON CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 28, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints TIMOTHY T. TEVENS and KAREN L. HOWARD and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Shareholders of COLUMBUS McKINNON CORPORATION (the “Company”) to be held at the Ramada Hotel and Conference Center at 2402 North Forest Road, Amherst, New York, on July 28, 2008 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

COLUMBUS McKINNON CORPORATION

July 28, 2008

PROXY VOTING INSTRUCTIONS

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible

Please detach along the perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR THE ELECTION OF DIRECTORS.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    /X/

1.           ELECTION OF DIRECTORS:
NOMINEES:
☐ FOR ALL NOMINEES	○ TIMOTHY T. TEVENS
○ RICHARD H. FLEMING
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	○ ERNEST R. VEREBELYI
○ WALLACE W. CREEK
☐ FOR ALL EXCEPT (see instructions below)	○ STEPHEN RABINOWITZ
○ LINDA A. GOODSPEED
○ NICHOLAS T. PINCHUK

INSTRUCTION:  To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ●

2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2009

☐           FOR                                ☐           AGAINST                                ☐           ABSTAIN

3.           In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1 AND 2.

To change the address on your account, please check the box at right             □
and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder _____________________ Date:___________________

Signature of Shareholder _____________________ Date:___________________

Note:  Please sign exactly as name appears on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.